SENECA INDEPENDENCE PIPELINE COMPANY
                                INCOME STATEMENT


 THREE MONTHS ENDED                                      SIX MONTHS ENDED
     MARCH 1998                                             MARCH 1998
 ------------------                                      ----------------

     $       -        Operating Income                       $      -
     ---------                                               --------

                      Operating Expenses
         3,615         Operation Expense                        3,615
     ---------                                               --------

        (3,615)       Operating Income (Loss)                  (3,615)
     ---------                                               --------

                      Other Income
             -         Other Interest                              43
     ---------                                               --------

                      Other Deductions
         7,263         Interest Expense - Intercompany          7,306
         4,723         Other Interest Expense                   4,723
     ---------                                               --------
        11,986                                                 12,029
     ---------                                               --------

                      Net Income (Loss)
       (15,601)       Before Income Taxes                     (15,601)
     ---------                                               --------

                      Income Taxes
             -         Federal                                      -
             -         State                                        -
     ---------                                               --------
             -                                                      -
     ---------                                               --------

    $ (15,601)       Net Income (Loss)                       $(15,601)
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